                                 June 30, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas 66002-0188
Attention: Chief Financial Officer

        Re: Atchison Casting Corporation (the "Company") April 3, 1998 Amended
            and Restated Credit Agreement by and among the Company, Harris Trust and
            Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Twelfth Amendment and Forbearance Agreement dated as of
December 18, 2001 (as amended, the "Twelfth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the
Credit Agreement through June 30, 2002 (the "Standstill Expiration Date"). The
Company has requested that the Bank Group extend the Standstill Expiration Date through July 31, 2002.

     Accordingly, effective upon the execution of this letter by the Required
Banks, the Company and each Guarantor in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument) and satisfaction of the further conditions precedent to effectiveness set forth below, (i) the
Standstill Period shall be extended so that the new Standstill Expiration Date shall be July 31, 2002 and (ii) Paragraph 8 of the Twelfth Amendment shall be amended by deleting "and" appearing at the end of Paragraph 8(e); deleting the period (".") appearing at the end of Paragraph 8(f) and inserting in its place
"; and"; and adding the following new Paragraph 8(g) to the end thereof:

          "(g) as soon as available, and in any event no later than the earlier of (i) the date of the Bank Group meeting currently scheduled during the second week in July, 2002 or (ii) July 15, 2002, a summary of the
     Borrower's work plan and timeline for the sale of certain of the Company's assets as previously discussed with the Agent, in a form acceptable to the
     Agent and business plans (with assumptions) in reasonable detail for the balance of 2002 and pertaining to the Company's British and French subsidiaries."

     Further, the Collateral Agent is authorized to release $1,757,270 from the
Cash Collateral Account to repay the Loans in such amount; provided that upon such repayment, the Agent shall increase the stated amount of Letter of Credit
No. SPL 90006391 by $1,757,270.

     The Company (i) confirms that the Maximum Exposure Cap is $69,251,703.97 as of June 26, 2002, (ii) agrees that Liquidation Proceeds in excess of those which result in a reduction of the Commitments or are to be applied to the Teacher's
Note pursuant Paragraph 7 of the Twelfth Amendment shall be deposited with the
Collateral Agent and held under the Cash Collateral Use

Agreement in a separate Cash Collateral Account (as defined therein), such funds to only be released upon written authorization of the Required Banks and TIAA and (iii) represents that its July 2002 cash flow budget is based upon the best information available to the Company as of the date hereof and if, as the
Company anticipates, actual July performance is consistent with such budget the
Company and its subsidiaries will be able to fund their cash requirements during such month. The Company and the Guarantors repeat and reaffirm the acknowledgements and releases contained in Paragraph 19 of the Twelfth
Amendment, all as though set forth herein in their entirety.

     This Agreement shall also not become effective (a) unless on or before June
30, 2002 (i) the Company has engaged Alvarez and Marsal or another operational consultant reasonably acceptable to the Agent to review the Company's fiscal
2003 business plan from an operational perspective and to assess and identify potential operational efficiencies and (ii) the Company has selected investment banks reasonably acceptable to the Agent to assist the Company in implementing its strategic initiative to focus on non core assets and operations (the Company agreeing to have engagement agreements in place with such investment banks by
July 5, 2002) and (b) unless and until TIAA shall have consented to the provisions hereof dealing with the release, deposit and/or use of cash collateral in which it has an interest and extended its standstill termination date to July 31, 2002 in a manner reasonably acceptable to the Agent.

     Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and are deemed to be reaffirmed as of the date hereof. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of
Default that now exist.

     All defined terms used herein and not defined herein shall have the same meaning herein as in the Twelfth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                        Very truly yours,

                                        HARRIS TRUST AND SAVINGS BANK, in its
                                           individual capacity as a Bank and as Agent

                                        By: /s/ Betzaida Erderlyi
                                        Title: Vice President

                                        COMMERCE BANK, N.A.

                                        By: /s/ Dennis R. Block
                                        Title: Senior Vice President

                                      -2-

                                        US BANK NATIONAL ASSOCIATION (f/k/a Firstar
                                           Bank N.A. (f/k/a Firstar Bank Midwest, N.A.)
                                           (f/k/a Mercantile Bank)

                                        By: /s/ Craig D. Buckley
                                        Title: Vice President

                                        KEY BANK NATIONAL ASSOCIATION
                                        By: /s/ Arthur E. Cutler
                                        Title: Senior Vice President

                                        COMERICA BANK

                                        By: /s/ Andrew R. Craig
                                        Title: Vice President

                                        HIBERNIA NATIONAL BANK

                                        By: /s/ Tammy Angelety
                                        Title: Vice President

                                        NATIONAL WESTMINSTER BANK PLC

                                        Nassau Branch

                                        By: /s/ Pete Ballard
                                        Title: Head of Mid Corporate Team
                                               Corporate Restructuring Unit

                                        New York Branch

                                        By: /s/ Pete Ballard
                                        Title: Head of Mid Corporate Team
                                               Corporate Restructuring Unit

                                      -3-

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                           (successor by merger to Norwest Bank
                                            Minnesota, N.A.)

                                        By: /s/ Calvin R. Emerson
                                        Title: Vice President

Agreed and Accepted:
ATCHISON CASTING CORPORATION

By:  /s/  Kevin T. McDermed
Title:  VP & Treasuer

                                      -4-

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G & C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By:  /s/ Kevin T. McDermed
Title:  Vice Pres.

GILMORE INDUSTRIES, INC.

By: /s/ John R. Kujawa
Title:  President

                                      -5-